                                   EXHIBIT 23.4

               CONSENT OF VAN DOESBURG & PARTNERS, INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Zitel Corporation for the registration of 3,061,401 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the financial statements of Zitel Corporation included in its Current Report (Form 8-K) filed July 14, 1997 with the Securities and Exchange Commission.




                                         VAN DOESBURG & PARTNERS

                                         s/ J.C.J. van Doesburg RA
Rotterdam
July 14, 1997